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                                                                   EXHIBIT 99.1

                               POWER OF ATTORNEY

                                                                 March 13, 1996

  The undersigned hereby appoints John G. Murray, Gerard M. Martin, Barry M. Portnoy and Alexander A. Notopoulos, Jr. to sign for him, and in his name in the capacity indicated below, the Registration Statement on Form S-11 (Registration No. 333-1433) for 13,800,000 common shares of beneficial interest of Hospitality Properties Trust for the purposes of registering such securities under the Securities Act of 1933, as amended, and any and all amendments thereto, and any other registration statement filed by Hospitality Properties Trust pursuant to Rule 462(b) which registers additional amounts of such securities for the offering or offerings contemplated by the Registration Statement (a "462(b) Registration Statement") hereby ratifying and confirming my signature as it may be signed by my attorneys to the Registration Statement, any 462(b) Registration Statement and any and all amendments to either thereof.

                                                /s/ Thomas M. O'Brien
                                          By __________________________________
                                                TREASURER & CHIEF FINANCIAL
                                                          OFFICER
                                                 (PRINCIPAL ACCOUNTING AND
                                                    FINANCIAL OFFICER)